Exhibit (j)(3)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Series VIII: Fidelity Advisor Europe Capital Appreciation Fund and Fidelity Advisor International Capital Appreciation Fund which is included in Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A.



 /s/Deloitte & Touche LLP
    Deloitte & Touche LLP
    Boston, Massachusetts
    February 23, 1999